April 17, 2019

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561
Dear Sirs/Madams:
We have read Item 4.01 of Harte Hanks, Inc.’s Form 8-K dated April 17, 2019, and have the following comments:

1.	We agree with the statements made in the second, third and fourth paragraphs of section (a).

2.	We have no basis on which to agree or disagree with the statements made in the first paragraph of section (a) or the first and second paragraphs of section (b).

Yours truly,

/s/ DELOITTE & TOUCHE LLP